EIGHTH AMENDMENT TO
                                CREDIT AGREEMENT


     This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 14, 2001, by and between Smithway Motor Xpress, Inc. ("Borrower"), Smithway Motor Xpress Corp. as Guarantor (the "Guarantor") and LaSalle Bank National Association, formerly known as LaSalle National Bank, as Lender (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Guarantor entered into a Credit Agreement dated as of September 3, 1997, a First Amendment to Credit Agreement dated as of March 1, 1998, a Second Amendment to Credit Agreement dated as of March 15, 1998, a Third Amendment to Credit Agreement dated as of October 30, 1998, a Fourth Amendment to Credit Agreement dated as of August 20, 1999, a Fifth Amendment to Credit Agreement dated as of December 17, 1999, a Sixth Amendment to Credit Agreement dated as of July 1, 2000 and a Seventh Amendment to Credit Agreement dated as of August 25, 2000 (collectively referred to as the "Agreement"); and

     WHEREAS, the Borrower has requested certain modifications to the Agreement and the Lender is willing to do so on the following terms and conditions; and

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

     1. Unless otherwise stated herein, all of the capitalized terms contained in this document shall have the same meanings as contained in the Agreement.

     2. Section 1.1(a) of the Agreement is deleted in its entirety and is replaced with the following:

               (a) The Revolving  Credit.  The Lender  agrees,  on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of $32,500,000 (Thirty Two Million Five Hundred Thousand Dollars) (the "Revolving Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Within the limits of the Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 1.1(a), prepay and reborrow pursuant to this subsection 1.1(a). The "Maximum Revolving Loan Balance" will be the lesser of the sum of the Borrowing Base in effect from time to time plus the face amount of all Letters of Credit outstanding from time to time, or the Revolving Commitment then in effect. If at



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          any time  the  Revolving  Loans  exceed  the  Maximum  Revolving  Loan
          Balance, Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess.

               The Borrower shall be irrevocably and unconditionally obligated, forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Lender for any amounts paid by the Lender under any Letter of Credit. The Borrower hereby authorizes and directs the Lender, at the Lender's option, to make a Revolving Loan in the amount of any payment made by the Lender with respect to any Letter of Credit. All amounts paid by the Lender with respect to any Letter of Credit that are not immediately repaid by the Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate then applicable to Revolving Loans, calculated using the Prime Rate and the Applicable Margin in effect.

     3. Section 1.2 of the Agreement is deleted in its entirety and is replaced with the following:

          Note. The Revolving Loans made by the Lender shall be evidenced by a single Revolving Note payable to the order of the Lender in an amount equal to $32,500,000.00 executed by the Borrower, in substantially the form of Exhibit A hereto.

     4. Section 6.9 of the Agreement is deleted in its entirety and is replaced with the following:

          Total Indebtedness. The total consolidated Indebtedness (excluding indebtedness between Guarantor's consolidated group of companies outstanding pursuant to the SMSD Transactions) of Guarantor and its Subsidiaries (including Borrower) shall not exceed $65,000,000. Neither SMSD nor Guarantor will incur any unconsolidated Indebtedness other than Indebtedness to Lender. The indebtedness of Borrower to SMSD arising pursuant to SMSD Transactions shall not exceed $35,000,000 prior to September 30, 2001, $37,500,000 on or after
          September 30, 2001, but prior to September 30, 2002. $40,300,000 on or after September 30, 2002, but prior to September 30, 2003, and $43,400,000 at anytime thereafter."

     5. The requirement to comply with Section 6.17 for the period ending December 31, 2000 is hereby waived.

     6. The following definition contained in Section 9.1 of the Agreement is deleted in its entirety and is replaced with the following:

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          "Borrowing Base" means an amount as of any time of determination equal to the sum of: (a) eighty five percent (85%) of the aggregate amount of the Borrower's and East West's then existing Eligible Accounts, provided, however, that the percentage advance against Eligible Accounts may be reduced to 80% in Lender's sole and absolution discretion upon not less than 60 days prior written notice to Borrower after review of the results of a field audit examination conducted by Lender, plus (i) fifty five percent (55%) of the aggregate net book value of the Borrower's and East West's trucks and trailers on which Bank has a perfected first security interest. Net book value is defined as the depreciated book value of all of Borrower's and East West's trucks and trailers pledged to Lender. In the event (i) the ratio of (x) Borrower's Consolidated Net Income before deduction for interest and taxes to (y) actual interest expense, calculated at the end of each fiscal quarter hereafter for the immediate three month period then ending, is greater than 2.00 to 1.00, and (ii) Borrower has a net profit of at least $1.00 for the same fiscal period, then, effective upon the date of delivery of a compliance certificate by Borrower showing such calculations, the borrowing base with respect to trucks and trailers shall be increased from fifty five percent (55%) to sixty percent (60%) until such time as such ratio is less than 2.00 to 1.00, in which event the borrowing base on truck and trailers shall again be reduced to fifty five percent (55%).

     7. Lender, or any persons designated by it, shall have the right to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such expenses shall constitute Liabilities hereunder, shall be payable on demand.

     8. This Amendment will become effective upon:

               (a) the execution and delivery of this Amendment by each of Borrower, Guarantor, East West and SMSD; and

               (b) the payment of an amendment fee of $35,000.00.

     After the required deliveries and payments are made to the Bank, this Amendment will be deemed effective as of March 1, 2001, provided that Section 5 hereof will be deemed effective as of December 29, 2000.


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     9. Borrower shall pay 50% of the legal fees incurred in connection with the preparation of this Amendment and the documents and instruments referred to herein, and shall pay 100% of all out of pocket costs incurred by the Lender or its attorneys.

     10. Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges, and mortgages heretofore, under this Amendment, or hereafter granted to Lender, including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Agreement, and all other supplements to the Agreement, extend to and cover all of the obligations of Borrower to Lender, now existing or hereafter arising including, without limitation, those arising in connection with the Agreement, as amended by this Amendment, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved.

     11. Borrower represents and warrants to Lender that (i) it has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (ii) this Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, (iii) all representations and warranties of Borrower contained in the Agreement, as amended, and all other agreements, instruments and other writings relating thereto, are true, correct and complete as of the date hereof, and (iv) no Event of Default, except as waived by this Amendment, exists under the Agreement.

     12. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Agreement, as amended, and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

     13. If there is an express conflict between the terms of this Amendment and the terms of the Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

     14. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     15. This Amendment was executed and delivered in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

     IN WITNESS WHEREOF, this Eighth Amendment has been duly executed as of the day and year specified at the beginning hereof.


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                                        SMITHWAY MOTOR XPRESS, INC., as Borrower

                                        By:  /s/ G. Larry Owens
                                        Title:  Exec. V.P.

                                        Address  Notice:
                                        P.O.  Box 404
                                        Fort  Dodge,  Iowa 50501
                                        Attn:  G. Larry  Owens
                                        Facsimile: (515) 576-3304
                                        Tel: (515) 576-7418


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                                        SMITHWAY MOTOR XPRESS CORP., as
                                        Guarantor

                                        By:  /s/ G. Larry Owens
                                        Title:    Exec. V.P.

                                        Address Notice:
                                        P.O. Box 404
                                        Fort Dodge, Iowa 50501
                                        Attn: G. Larry Owens
                                        Facsimile: (515) 576-3304
                                        Tel: (515) 576-7418

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Lender

                                        By:  David A. Chaika
                                        Title:  AVP

                                        Address notices and Lending Office:
                                        135 South LaSalle Street
                                        Chicago, Illinois 60603
                                        Attn: Mr. David A. Chaika
                                        Facsimile: (312) 904-6150

                            CONSENT AND RATIFICATION

     The undersigned, pursuant to that certain Guaranty dated as of September 3, 1997, is a guarantor of all of the obligations of the Borrower to the Lender under the terms of the Agreement and hereby consents to the Eighth Amendment to the Agreement. Guarantor hereby reaffirms and ratifies his guaranty as if the same were fully set forth herein.

                                     SMITHWAY MOTOR XPRESS CORP., as Guarantor

                                     By:  /s/ G. Larry Owens
                                     Title:    Exec. V.P.


     The undersigned, pursuant to that certain Guaranty dated as of March 15, 1998, is a guarantor of all of the obligations of the Borrower to the Lender under the terms of the Agreement

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and hereby consents to the Eighth  Amendment to the Agreement.  Guarantor hereby reaffirms and ratifies his guaranty as if the same were fully set forth herein.

                                     EAST WEST MOTOR EXPRESS, INC., as Guarantor


                                     By:  /s/ G. Larry Owens
                                     Title:    Exec. V.P.

     The undersigned, pursuant to that certain Guaranty dated as of December 17, 1999, is a guarantor of all of the obligations of the Borrower to the Lender under the terms of the Agreement and hereby consents to the Eighth Amendment to the Agreement. Guarantor hereby reaffirms and ratifies his guaranty as if the same were fully set forth herein.

                                     SMSD ACQUISITION CORP., a South Dakota
                                     corporation, as Guarantor


                                     By:  /s/ G. Larry Owens
                                     Title:    Exec. V.P.





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                                    EXHIBIT A

                            AMENDED AND RESTATED NOTE


$32,500,000                                                 As of March 14, 2001


     Smithway Motor Xpress, Inc. an Iowa corporation (the "Borrower"), promises to pay to the order of LaSalle Bank National Association (the "Lender") the lesser of the principal sum of Thirty Two Million Five Hundred Thousand Dollars ($32,500,000) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of LaSalle Bank National Association in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Revolving Termination Date.

     The Lender shall record in accordance with its usual practice, the date, amount and interest rate of each Loan and the date and amount of each principal and interest payment hereunder.

     This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of September 3, 1997 between the Borrower and Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                         SMITHWAY MOTOR XPRESS, INC.


                                         By: /s/ G. Larry Owens
                                         Print Name: G. Larry Owens
                                         Title:    Exec. V.P.

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